UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2024

Lazard, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32492	98-0437848
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 Rockefeller Plaza,
New York, New York	10112
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (212) 632-6000

Lazard Ltd

Clarendon House

2 Church Street

Hamilton HM 11, Bermuda

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	LAZ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

Effective January 1, 2024, Lazard Ltd (“Lazard Bermuda”) changed its jurisdiction of incorporation from Bermuda to the State of Delaware (the “Domestication”) and changed its legal name to Lazard, Inc. (“we,” “us,” “our” or the “Company”) in connection with the Domestication. Lazard Bermuda discontinued its existence as a Bermuda exempted company as provided under Sections 132G and 132H of The Companies Act 1981 of Bermuda and, pursuant to Section 388 of the General Corporation Law of the State of Delaware (“DGCL”), continued its existence as a corporation incorporated in the State of Delaware.

In connection with the Domestication, effective January 1, 2024, the outstanding Class A common shares of Lazard Bermuda, par value $0.01 per share (each a “Common Share” and, collectively, the “Common Shares”), including fractions of Common Shares, converted by operation of law into an equivalent number of shares (or fractions thereof) of common stock of the Company, par value $0.01 per share (the “Common Stock”). The number of shares of Common Stock of the Company outstanding immediately after the Domestication was the same as the number of Common Shares of Lazard Bermuda outstanding immediately prior to the Domestication.

The Common Stock will continue to be listed for trading on the New York Stock Exchange under the symbol “LAZ.” Upon effectiveness of the Domestication, the Company’s CUSIP number relating to its Common Stock changed to 52110M 109.

In connection with the Domestication, we adopted a new certificate of incorporation and bylaws, and the rights of holders of the Common Stock are now governed by such documents and the DGCL. The new certificate of incorporation and the new bylaws have been filed with this report as Exhibits 3.1 and 3.2, respectively, and are incorporated by reference into this Item 3.03. A summary description of the Company’s capital stock, including key differences between the rights of Lazard Bermuda’s shareholders under Bermuda law and the Lazard Bermuda memorandum of association and bye-laws, on the one hand, and the rights of the Company’s stockholders under the DGCL and our new certificate of incorporation and bylaws, on the other hand, is included in the section of the final prospectus, dated November 29, 2023 (the “Final Prospectus”), titled “Description of Capital Stock.” A description of the Domestication and certain potential effects, including of the material U.S. federal income tax consequences of the Domestication and ownership of our Common Stock, is included in the sections of the Final Prospectus titled “The Domestication” and “Material U.S. Federal Income Tax Consequences of the Domestication.” The aforementioned sections of the Final Prospectus have been filed with this report as Exhibit 99.2 and are incorporated by reference into this Item 3.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information included in Item 3.03 above is hereby incorporated by reference into this Item 5.03. The new certificate of incorporation and bylaws were effective as of January 1, 2024.

Item 8.01 Other Events.

The information included in Item 3.03 above is hereby incorporated by reference into this Item 8.01.

In accordance with Rule 12g-3(a) under the Securities Exchange Act of 1934 (the “Exchange Act”), the shares of Common Stock are deemed to be registered under Section 12(b) of the Exchange Act.

Holders of Common Shares of Lazard Bermuda who have filed reports under the Exchange Act with respect to those shares should indicate in their next filing, or any amendment to a prior filing, filed on or after January 1, 2024, that Lazard Bermuda has changed its name to Lazard, Inc. and that Lazard, Inc. is the successor to Lazard Bermuda.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

No.	Description

3.1	Certificate of Incorporation of Lazard, Inc.

3.2	Bylaws of Lazard, Inc.

4.1	Form of Stock Certificate

99.1	Press Release, dated January 2, 2024

99.2	“Description of Capital Stock”, “The Domestication” and “Material U.S. Federal Income Tax Consequences of the Domestication” (incorporated by reference to the sections so entitled in Lazard Ltd’s Final Prospectus dated November 29, 2023 (filed pursuant to Rule 424(b)(3)) to its Registration Statement on Form S-4 dated November 13, 2023 (File No. 333-275510))

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAZARD, INC.

Dated: January 2, 2024

	By:	/s/ Shari Soloway
	Name:	Shari Soloway
	Title:	Corporate Secretary